Listing Report:Supplement No. 45 dated Sep 16, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 26, 2010 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 372891
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,600.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.21%	Starting monthly payment:	$65.75

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-1997	Debt/Income ratio:	26%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	3y 3m
Amount delinquent:	$0	Total credit lines:	49	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$976	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	12	Bankcard utilization:	57%
		Homeownership:	Yes
Screen name:	ForMySon747	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying For Dental Work
Purpose of loan:This loan will be used to pay for some dental work my son and I need done.My financial situation:
I am a good candidate for this loan because I have a good paying job and can afford the payment.I am trying to get this loan because my son and I both need some dental work done that is going to cost us about $3000.I have some of the money but need an additional $1600 to pay for it all.I have been employed for the same employer for the last 3.5 years.
Monthly net income: $3830.67
Monthly Expenses: $3154.00
Housing: $581.00
Insurance: $160.00
Car Expenses: $600.00 ? (2 car payments at $300/month.It will be paid off in 1 year which would drop this down to $300)
Utilities: $170.00
Phone,Cable,Internet: $78.00
Food, Entertainment: $400.00
Clothing, Household expenses: $100.00
Credit cards: $65.00
Student Loans: $600.00
Other Expenses: $430
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 471761
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 18.29%	Starting monthly payment:	$259.99

Auction yield range:	10.79% - 14.00%	Estimated loss impact:	11.11%
Lender servicing fee:	1.00%	Estimated return:	2.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Dec-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-779 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	9y 8m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,865	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	16%
		Homeownership:	Yes
Screen name:	ccdirectt	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for home improvement
Purpose of loan:
This loan will be used to? To setup website & webinars professionally? for maximum effect.I will be putting about 3500 into home making it a little greener with tankless water heater? & energy saving windows. And a few more odds & ins.Will install all of it myself to save on labor.
I am a HOME? OWNER. Prosper hasn't corrected it yet.
P.S.? My highest credit score was 801 before i paid off 2 of them? recently of about $2700 total & it made my credit score lower !!!? WHO Knows why ???

My financial situation:
I am a good candidate for this loan because? Pay bills on time.Never make minimum payments.

Monthly net income: $ 5000

Monthly expenses: $ 824
??Housing: $ 0
??Insurance: $ 150
??Car expenses: $ 0
??Utilities: $ 145
??Phone, cable, internet: $ 99
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 110
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475653
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Apr-1983	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	800-819 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	12 / 12	Length of status:	11y 8m
Amount delinquent:	$0	Total credit lines:	39	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$93,093	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	73%
		Homeownership:	Yes
Screen name:	goodhearted-income7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Payment for Store Purchase
Purpose of loan:
This loan will be used to pay off the previous owner of a retail store I purchased earlier this year. The store is doing 10% above projected sales and profits are continuing to grow. The store is located in an up and coming neighborhood in San Francisco- Hayes Valley. As a previous manager of the store for 5 years I am confident and well qualified to run the store. We support a variety of local artists and designers and sell everything from gifts, clothing, home accessories to stationery.

My financial situation:
I am a good candidate for this loan because the business plan written up in January is going as planned. Loan payments for the next 3 years are mapped out, and at this rate loans will be payed off a year early.

Monthly net income: $ 3,400

Monthly expenses: $ 1,900.
??Housing: $ 900
??Insurance: $ 100
??Car expenses: $ 0
??Utilities: $ 40.
??Phone, cable, internet: $ 100.
??Food, entertainment: $ 400.
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 100.
??Other expenses: $ 300.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475689
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Oct-2008	Debt/Income ratio:	24%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	0y 6m
Amount delinquent:	$0	Total credit lines:	7	Occupation:	Student - College J...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	foxy-wealth6	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
working college student in need
Purpose of loan:
This loan will be used to help me with purchasing books for school & paying for housing

My financial situation: the financial aid that usually rely upon as a college student has been severely cut, causing me to have to partially pay my way through my college education.
I am a good candidate for this loan because I am a hardworking 19 year old that is a full time student and I work a full time job as well. By the year 2012 I will have a bachelors degree in History & able to secure a career in that field.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475701
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$123.28

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jun-1994	Debt/Income ratio:	10%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	6 / 2	Length of status:	4y 10m
Amount delinquent:	$110	Total credit lines:	16	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$192	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	76%
		Homeownership:	No
Screen name:	jonatha67	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
3k loan - business
Purpose of loan:
This loan will be used to? Bridge gap till large commission check comes in for my business on oct 15th.

My financial situation:
I am a good candidate for this loan because? Look at my credit report. I've been on time with every payment on every account since 2003. 2 delinquents to fall off in next 3 months. Then I will have perfect credit.

Monthly net income: $ 5500 to 8000

Monthly expenses: $ 1200 total. No rent payment. Living in house owned by family trust.
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475713
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	25.00%	Starting borrower rate/APR:	26.00% / 29.52%	Starting monthly payment:	$120.87

Auction yield range:	16.79% - 25.00%	Estimated loss impact:	19.74%
Lender servicing fee:	1.00%	Estimated return:	5.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1999	Debt/Income ratio:	26%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	10y 5m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$12,116	Stated income:	$1-$24,999
Delinquencies in last 7y:	13	Bankcard utilization:	60%
		Homeownership:	No
Screen name:	the-dedication-network	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a quality used car
Purpose of loan:
This loan will be used to?purchase a quality used car so that I can continue working at my job. I will also use my vehicle to continue teaching religious education classes at my church and to continue serving as the Director of the Youth Group. Last year, we were able to assist 50 single mothers and 100 children by traveling to various community service projects through our church. A quality reliable vehicle will allow me to continue this ministry.?

My financial situation:
I am a good candidate for this loan because?I have borrowed money before from friends and paid it back as promised. I would like to use this loan to show banks that I am working at rebuilding my credit by having a payment history for more than a year. ?

Monthly net income: $1000-1200

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 87/car?insurance when?I had a car
??Car expenses: $ 80-100/month in?gas when I had a car
??Utilities: $ 0
??Phone, cable, internet: $ 40
??Food, entertainment: $ 30
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 0
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475761
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jan-1995	Debt/Income ratio:	16%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	6	Current / open credit lines:	4 / 3	Length of status:	25y 5m
Amount delinquent:	$3,703	Total credit lines:	36	Occupation:	Analyst
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$443	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	10	Bankcard utilization:	88%
		Homeownership:	Yes
Screen name:	lgrotkin	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	30 ( 100% )	640-659 (Latest)
Principal borrowed:	$2,600.00	< 31 days late:	0 ( 0% )	700-719 (Dec-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	30
Description
Debt Consolidation
Purpose of loan:
This loan will be used to consolidate and pay off a much, Much MUCH?higher interest loan. I got a loan with CashCall when I was furloughed from my job. Their interest rate is 69%. My furlough has ended and all pay and benefits have been restored, but I would like to reduce the interest!!? Thanks for considering me!

My financial situation:
I am a good candidate for this loan because I paid off my last prosper loan (ahead of time!!!). Also, despite of what I look like on paper (some delinquencies), I am a stable person - I have had the same job for almost 26 years, and have lived in the same home (buying) for 16 years.

I appreciate your consideration

Monthly net income: $3050

Monthly expenses: $?2290
??Housing: $ 1280
??Insurance: $ 60
??Car expenses: $0
??Utilities: $?150
??Phone, cable, internet: $?50
??Food, entertainment: $?300
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 300 - But this amount will go away if I get the loan!!! I will use this amount to pay back the loan!
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475765
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 16.25%	Starting monthly payment:	$505.41

Auction yield range:	10.79% - 12.00%	Estimated loss impact:	11.06%
Lender servicing fee:	1.00%	Estimated return:	0.94%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jun-2000	Debt/Income ratio:	Not calculated
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	10y 11m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,865	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	42%
		Homeownership:	No
Screen name:	Gsmcellz	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay credit card, online Business
Purpose of loan:
This loan will be used to? Pay of all my existing debt and fund my new online business

My financial situation:
I am a good candidate for this loan because? It will be an automatic withdrawal from my checking? .

Monthly net income: $ 4,500.00

Monthly expenses: $
??Housing: $?1,315.00
??Insurance: $ 200.00
??Car expenses: $ 600.00
??Utilities: $?100
??Phone, cable, internet: $ 400.00
??Food, entertainment: $ 250.00
??Clothing, household expenses $?300.00
??Credit cards and other loans: $ 500.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475779
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$135.71

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Aug-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	2y 2m
Amount delinquent:	$0	Total credit lines:	43	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	wilsonwoman	Borrower's state:	Vermont	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Starting a home
Purpose of loan:
This loan will be used to help my future husband and I get established in our new home. We've just gotten into town and are trying to settle in, but we need a little extra boost to help us out.

My financial situation:
I am a good candidate for this loan, because there are two hardworking adults (my boyfriend and I) who will be repaying this. Plus, I will have an additional income source (a new job) within a few weeks.

Monthly net income: $ 500 (plus my boyfriend's income, which is more than mine), but that will be increasing within a few weeks when I start a new job (which is in addition to my current income stream)

Monthly expenses:
Are primarily covered by my boyfriend. In all, they total less than $1800/month.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475785
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%

Starting lender yield:	10.15%	Starting borrower rate/APR:	11.15% / 13.27%	Starting monthly payment:	$98.43

Auction yield range:	3.79% - 10.15%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jun-2005	Debt/Income ratio:	7%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	3y 11m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,743	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	15%
		Homeownership:	No
Screen name:	finance-trumpeter4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Justme
Purpose of loan:
Pay Property Tax?

My financial situation:
I am a good candidate for this loan because I can pay the monthly ammount with no issue and will not mess up my credit score for $3000.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475791
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$678.54

Auction yield range:	10.79% - 34.00%	Estimated loss impact:	11.67%
Lender servicing fee:	1.00%	Estimated return:	22.33%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Aug-2006	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	4y 6m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,329	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	88%
		Homeownership:	No
Screen name:	a-methodical-felicity	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help us get married!!!!!
Purpose of loan:
This loan will be used to finance our wedding.

My financial situation:
I am a good candidate for this loan because my fiance and I are financially secure.? We have an accurate budget that we follow consistently.? We are fiscally responsible. We both have retirement funds. ? We are both young and in the process of establishing our credit.? We are requesting this loan because we do not want to burden our parents with the cost of a wedding.

Monthly net income: $ 5500

Monthly expenses: $
??Housing: $ 930
??Insurance: $ 100
??Car expenses: $ 500
??Utilities: $ 250
??Phone, cable, internet: $ 200
??Food, entertainment: $ 600
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475793
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.7%

Starting lender yield:	22.65%	Starting borrower rate/APR:	23.65% / 27.12%	Starting monthly payment:	$292.87

Auction yield range:	7.79% - 22.65%	Estimated loss impact:	9.24%
Lender servicing fee:	1.00%	Estimated return:	13.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Apr-1987	Debt/Income ratio:	19%
Credit score:	800-819 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 12	Length of status:	1y 1m
Amount delinquent:	$0	Total credit lines:	46	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,800	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	25%
		Homeownership:	Yes
Screen name:	resplendent-greenback5	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting My Financial House In Order
Purpose of loan:
This loan will be used to pay off credit cards

My financial situation:
I am a good candidate for this loan because I am conscientious about my credit, pay my bills on time and am a very reliable person. I simply want to cut up my credit cards and pay them off.

Monthly net income: $ 4,500.00

Monthly expenses: $
??Housing: $ 1645.00
??Insurance: $ 75
??Car expenses: $ 450
??Utilities: $ 350
??Phone, cable, internet: $ 150
??Food, entertainment: $ 300
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 400
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475805
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$158.33

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	May-2000	Debt/Income ratio:	15%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	6	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 2	Length of status:	1y 4m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Chemist
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$16,154	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	84%
		Homeownership:	No
Screen name:	CreativeSilence	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	18 ( 100% )	640-659 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	620-639 (Apr-2008) 620-639 (Mar-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	18
Description
Buying A Home
Purpose of this loan:
The purpose of this loan is to help purchase a new home.

My financial situation:
I've already paid off One Prosper.com Loan early, now I just want to purchase a home, combine everything else, and get 2011 started off right!!

THANKS AGAIN & BLESSINGS TO ALL AND GOODWILLING!!!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475813
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$158.33

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Dec-1982	Debt/Income ratio:	30%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 15	Length of status:	10y 0m
Amount delinquent:	$0	Total credit lines:	39	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$43,226	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	6	Bankcard utilization:	71%
		Homeownership:	Yes
Screen name:	agreement-tranquility	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	660-679 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	640-659 (Nov-2009)
Principal balance:	$4,012.60	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Pay off medical bills/auto repairs
Purpose of loan:
This loan will be used to?pay off?medical bills and auto repairs?

My financial situation:
I am a good candidate for this loan because?
I always pay all of my bills and my wife has an income of $48,000 that almost doubles our monthly?net income.
Monthly net income: $
3,500
Monthly expenses: $
??Housing: $?500
??Insurance: $ 100
??Car expenses: $ 400
??Utilities: $?200
??Phone, cable, internet: $ 75
??Food, entertainment: $ 300
??Clothing, household expenses $
??Credit cards and other loans: $ 700
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475819
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,700.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$257.85

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jun-1999	Debt/Income ratio:	9%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	0 / 0	Length of status:	2y 8m
Amount delinquent:	$0	Total credit lines:	4	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$0
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	pleasant-principal6	Borrower's state:	DistrictOfColumbia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
consolidation , etc.
Purpose of loan:
This loan will be used to? consolidations, home inprovements

My financial situation:
I am a good candidate for this loan because? I always pay my bills, etc

Monthly net income: $ 2,850.00

Monthly expenses: $
??Housing: $ 1050.00
??Insurance: $ 140.00
??Car expenses: $ 60.00
??Utilities: $ 290.00
??Phone, cable, internet: $ 180.00
??Food, entertainment: $?175.00
??Clothing, household expenses $?00
??Credit cards and other loans: $
??Other expenses: $ 25.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475825
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 28.50%	Starting monthly payment:	$318.08

Auction yield range:	10.79% - 24.00%	Estimated loss impact:	11.39%
Lender servicing fee:	1.00%	Estimated return:	12.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1998	Debt/Income ratio:	43%
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 10	Length of status:	1y 0m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Student - College G...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,781	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	34%
		Homeownership:	Yes
Screen name:	principal-happiness0	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Excellent Credit! Look Past the D!!
Purpose of loan:
This loan will be used to pay off some college debt and some home remodeling.

Bought a condo earlier this year at an excellent rate and did some upgrades.

Currently on the market for a great price, and would like to use the money to pay off some credit cards and student loans.

My financial situation:
I am a?GREAT candidate for this loan because I have NEVER had a late payment in my 29 years of life...EVER and I have EXCELLENT CREDIT!!

I bought a condo on my own at a 5% interest rate thanks to the FHA loans.

Taking some classes to go back to grad school and would like to start fresh once the home sells...fingers crossed!

Monthly net income: $ 2,000 a month.

Monthly expenses: $
??Housing: $ 600
??Insurance: $ (included)
??Car expenses: $ paid off $80 a month for car insurance
??Utilities: $ 25
??Phone, cable, internet: $ 50
??Food, entertainment: $ 200
??Clothing, household expenses $?200
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475837
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 21.35%	Starting monthly payment:	$271.14

Auction yield range:	16.79% - 17.00%	Estimated loss impact:	37.54%
Lender servicing fee:	1.00%	Estimated return:	-20.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Aug-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	0y 0m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,457	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	32	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	scholarly-order9	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan for startup operations
undefinedundefinedundefinedThis is for initial funding to get my business up and running full time. Below is the part of the Executive Summary from my business plan.

Executive Summary

A. Basic Business Definition

KJ?s Design Studio is a professional website and web application designer, developer and provider for individuals, small businesses.

The business is located at 1796 Magog Rd, Macedon NY 14502

KJ?s Design Studio will be organized as an LLC.

KJ?s Design Studio will be based out of a residential home.

Operating hours are from 9 am to 6 pm, Monday through Friday.

Primary target markets are individuals and small business that are in need of a new or updated website and/or web application.

Pricing will be based on market research prices since the majority of products/services will not have a set price but instead will be based on project quotes.

KJ?s Design Studio is positioned as the Web Technology business that offers website and web application design and development, hosting solutions, domain names, SSL certificates and e-mail solutions.

KJ?s Design Studio is a platform for custom websites and web applications with built in tools like content management and account management. These tools are can be integrated directly into a website or web application to maintain uniform user interactions.

Given the growing demand for quality websites and web applications, KJ?s Design Studio is confident that we will succeed.

B. Company Background & History

KJ?s Design Studio was started in 2007 as a source of co-op for a Bachelor of Science in Information Technology at the Rochester Institute of Technology obtained in May 2008. Previously I started, designed and operated Discount Direct 2 U (automotive e-commerce site) as a way to bring in extra income. Two clients were found by word of mouth referral to fulfill the co-op requirements. From there three more clients were referred in the past three years, one of which is still a client. Website and application design and development has been a hobby since 1998. I worked full time for BlueTie, an email solution company that provides a web based email collaborative software, and have been there since March 2008 working as a software engineer. I have continued to work with my current clients to improve and provide new web services and occasionally take on new clients which are referred.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475841
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$113.09

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Apr-1989	Debt/Income ratio:	39%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	2y 3m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$19,899	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	87%
		Homeownership:	Yes
Screen name:	felicity-butterfly8	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
newappliancesandpaymedicalbill
Purpose of loan:This loan will be used to?get car repairs done and to get household appliances, and pay off a medical bill. My financial situation: I am a good candidate for this loan because?As you can see by my profile?I don't have delinquincies and?I am not behind on anything. I am very conscious of paying my bills on time every month, and when?I have?a little extra I will pay extra on my balances. My monthly ?expenses average around 1300-1500 a month. I do not spend much above my monthly expenses for entertainment,?travel, or misc. I work full time?in the maintenance/custodial dept. of a high school. I get 20 hours mandatory overtime each month, and now that school has started,?that will increase. I also receive?600 a month in child support.?If you have any questions feel free to ask and?I will answer them the best I can. Thank you.?Monthly net income: $3000 Monthly expenses??Housing: $?360??Insurance: $ 115?Car expenses: $50 other loans: $?350??Other expenses: $ 50 utilities and phone 300 misc like groc and necessities about 150 - 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475843
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Oct-1997	Debt/Income ratio:	78%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	25 / 24	Length of status:	12y 8m
Amount delinquent:	$0	Total credit lines:	38	Occupation:	Realtor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$33,015	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	92%
		Homeownership:	Yes
Screen name:	brianbuyshomes	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	30 ( 100% )	660-679 (Latest)
Principal borrowed:	$7,500.00	< 31 days late:	0 ( 0% )	640-659 (May-2010) 640-659 (Aug-2009) 640-659 (May-2009) 640-659 (Jan-2008)
Principal balance:	$1,711.93	31+ days late:	0 ( 0% )
Total payments billed:	30
Description
loan for my business
Purpose of loan:
This loan will be used to? to buy my 15th rental house and pay off some credit cards i have used to fix my other rent houses i have ANOUTHER prosper loan that i will pay off when i get this loan and have never been late on that loan my credit score is low because a debt? . but i pay all of my bills every month on time never late

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 50000

Monthly expenses: $
??Housing: $ 200
??Insurance: $ 100
??Car expenses: $
??Utilities: $ 100
??Phone, cable, internet: $
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1000
??Other expenses: $ 345
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475847
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,600.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%

Starting lender yield:	10.15%	Starting borrower rate/APR:	11.15% / 13.27%	Starting monthly payment:	$479.02

Auction yield range:	3.79% - 10.15%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Dec-1996	Debt/Income ratio:	16%
Credit score:	800-819 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	5y 10m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,852	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	20%
		Homeownership:	Yes
Screen name:	Superman1976	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating medical bills for son
This loan will be used to pay off medical bills, and some credit card bills that were associated expenses due to taking many trips to Boston Children's Hospital for my son.? He was born with a cleft lip and my wife and I live in Connecticut, but there was better care for him in Boston.? I am a good candidate for this loan because I have steady income working at a very stable Computer Company.? This organization has been around since 1986 and has a very good reputation in Connecticut. The company is also expanding the data center to host information "data and applications" on the "cloud".? Sorry to get technical there.? I have weekly direct deposit that will always be there.? I also try to do some side computer work to raise a little extra money, but it's difficult to get out to clients when I need to be home with the kids when my wife is at work.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475853
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%

Starting lender yield:	7.00%	Starting borrower rate/APR:	8.00% / 10.08%	Starting monthly payment:	$94.01

Auction yield range:	3.79% - 7.00%	Estimated loss impact:	3.51%
Lender servicing fee:	1.00%	Estimated return:	3.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jul-1998	Debt/Income ratio:	8%
Credit score:	780-799 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	1y 3m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,696	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	25%
		Homeownership:	Yes
Screen name:	impartial-loan3	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for new Window
Purpose of loan:
This loan will be used to pay for six new windows in my home.

My financial situation:
I am a good candidate for this loan because a have a steady job.? I would like to get my energy efficient windows in 2010, so that I can qualify for the energy efficent credit on my federal tax return.? I have also already put a $2,000 down payment on my window from my savings account, which shows that I am really good at saving money.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475865
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	10.79%	Starting borrower rate/APR:	11.79% / 15.02%	Starting monthly payment:	$430.48

Auction yield range:	10.79% - 10.79%	Estimated loss impact:	11.02%
Lender servicing fee:	1.00%	Estimated return:	-0.23%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Dec-1982	Debt/Income ratio:	66%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 12	Length of status:	3y 6m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$21,653	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	57%
		Homeownership:	Yes
Screen name:	vigilance-ninja	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off remaining credit card balances. I recently paid off three credit cards and have three remaining. I will be graduating college this December with a 3.4 GPA in International Business and hope to have a higher paying job within the next year. I am a father and a husband and became burdened with debt when we failed to manage our finances properly after getting married and buying our first home.

My financial situation:
I am a good candidate for this loan because I have never had a late payment or defaulted on any loans. I am currently a student graduating this December with a high GPA; I expect to be in a new, higher paying job within the next year with the ability to pay off my debts at faster rate. My wife and I are living on a set budget and are applying the extra money to our debt.

Monthly net income: $ 3200 with my spouse

Monthly expenses: $ 2530
??Housing: $ 700
??Insurance: $ 180
??Car expenses: $ 350
??Utilities: $ 150
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 400 (currently, this obligation would be shifted to loan)
??Other expenses: $ 200 (child care)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475873
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	13.00%	Starting borrower rate/APR:	14.00% / 17.27%	Starting monthly payment:	$512.66

Auction yield range:	10.79% - 13.00%	Estimated loss impact:	11.08%
Lender servicing fee:	1.00%	Estimated return:	1.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jan-2002	Debt/Income ratio:	Not calculated
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	15 / 14	Length of status:	0y 11m
Amount delinquent:	$0	Total credit lines:	63	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,774
Delinquencies in last 7y:	0	Bankcard utilization:	17%
		Homeownership:	No
Screen name:	rupee-enforcer0	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchase existing 9 yr business
Purpose of loan:
This loan will be used to purchase an existing business.? The business has been open and running for 9 years.? I met with the owner and she feels I can run her business that she has worked so hard at putting together.? We just met this week and she is willing to go over the entire financial assets and tax returns for the past few years if I am positive that I will be making the purchase because she trusts that I can take over her "baby." This is what she referred to her business as because she has always had a passion for what she does.? The owner has kept record of all the new clients she receives and was able to show me what she calls the guest book.? She has a book for every year since the first day she went into business.? I trust that the current business owner is not able to continue handling the business due to personal reasons she has shared and I can't disclose.? Due to those personal reasons she does not have the energy to continue and needs a change in her life.? She is not in a hurry to sell it because she wants it to go to the right person.? She is willing to help me through the entire transition because she wants it to prosper and succeed. ? ??

My financial situation:
I am a good candidate for this loan because I will be able to manage the business.? I also will be able to work in the business because I will be licensed in the field.? I have experience in running a business and hold a few degrees which have helped me gain knowledge and experience in the field.? The current business has over 3,000 faithful clients that go into the business for services.? This has been my passion and I am 100% positive that I will be able to succeed in keeping the business alive.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475895
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 23.39%	Starting monthly payment:	$185.82

Auction yield range:	13.79% - 19.00%	Estimated loss impact:	15.04%
Lender servicing fee:	1.00%	Estimated return:	3.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	May-2001	Debt/Income ratio:	16%
Credit score:	700-719 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	18y 1m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	CarlosCespedes	Borrower's state:	Florida	Borrower's group:	Global Group - Fast Same Day Approval -
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	31 ( 100% )	700-719 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	700-719 (Jul-2010) 700-719 (Jun-2010) 720-739 (Apr-2010) 720-739 (Feb-2010)
Principal balance:	$769.98	31+ days late:	0 ( 0% )
Total payments billed:	31
Description
home improvement

???? I Have room that need improvements and I can rent it out for 450 monthly? I will renovated and make it top of the line .I got guests coming year round. this is a great central location.I will appreciate your help. hanks in advance.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475901
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Sep-1995	Debt/Income ratio:	45%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	11 / 12	Length of status:	14y 11m
Amount delinquent:	$46	Total credit lines:	28	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$39,376	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	96%
		Homeownership:	No
Screen name:	pound-confidant	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for Wedding
Purpose of loan:
This loan will be used to?
Finish paying for my Wedding expenses. We are a month away and still need additional monies as we are paying for everything ourselves. I am getting nervous now and do not want to have to cancel the wedding and lose all my deposits because we are not able to fund the rest.
My financial situation:
I am a good candidate for this loan because?
I do have another income to consider from my fianc? ( he grosses 60K annually). Whom will also be paying on this loan. I pay all of my bills on time and just recently noticed with all the wedding planning I missed one month payment of $46. I could have just died when I saw that. I immediately paid and am current on all bills. I know that mistake on my report does not help, please consider my total history as?there are no other delinquencies, defaults or bankruptcies on my credit report.?

Monthly net income: $
3380.00

Monthly expenses: $
??Housing: $ 350, I give this amount to assist?with the mortgage.?
??Insurance: $ 108 car insurance, I do not pay house insurance.
??Car expenses: $?535
??Utilities: $ 0 (I don't pay,?fianc? pays all utilitiy bills and home insurance) I believe they run total $100 a month.
??Phone, cable, internet: $ 0 (I don't pay,?fianc? pays these bills), I?believe they run total around $75 month.
??Food, entertainment: $?300
??Clothing, household expenses $ 25 - 50 (I wear a uniform?to work so do not have clothing expenses).?
??Credit cards and other loans: $ 1500 (credit cards and student loans)
??Other expenses: $ 100 (cellphone bill)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475931
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$67.85

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Jan-1978	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	14 / 11	Length of status:	5y 8m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$35,987	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	87%
		Homeownership:	Yes
Screen name:	wealth-hotshot	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay CPA
Purpose of loan:
This loan will be used to? pay my CPA

My financial situation:
I am a good candidate for this loan because? I will receive approximately $8000 from a tax refund for ammended returns due to?net operating losses in my business for 2008 and 2009.?

Monthly net income: $ 5000

Monthly expenses: $
??Housing: $ 1700???
??Insurance: $?100??Car expenses: $?300??Utilities: $?100
??Phone, cable, internet: $?200
??Food, entertainment: $ 300
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 1500
??Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475937
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$369.85

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1993	Debt/Income ratio:	26%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	22 / 20	Length of status:	10y 3m
Amount delinquent:	$0	Total credit lines:	44	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$29,044	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	62%
		Homeownership:	No
Screen name:	Truck47	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I like to have only one payment
Purpose of loan:
This loan will be used to?
Cosolidation of loans
My financial situation
Is ok I need to make only one payment I have 3 credit cars whit 3k each I like to make only one payment on this cards tha will be your payment I make the paymen of 400 a month foe eanch also who ever loan the money to me
I will?pay this loan off faster the wife work? I just need to free? many payments??

Monthly net income: $ 5500

Monthly expenses: $
??Housing: $ 1200
??Insurance: $ 600
??Car expenses: $ 600
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 400
??Clothing, household expenses $ 300
??Credit cards and other loans: $12000
??Other expenses: $ 900
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475961
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	13.79%	Starting borrower rate/APR:	14.79% / 20.39%	Starting monthly payment:	$34.56

Auction yield range:	13.79% - 13.79%	Estimated loss impact:	14.79%
Lender servicing fee:	1.00%	Estimated return:	-1.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Feb-2002	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	2y 4m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,135	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	10	Bankcard utilization:	28%
		Homeownership:	No
Screen name:	auction-puppy	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A sectional for my living room
Purpose of loan:
This loan will be used to buy a new living room sectional sofa. The sofa that we have now is 15 years old and my cat has scratched the sides of it all up. It's definitely time for a new one.

My financial situation:
I am a good candidate for this loan because I am very responsible.?I am currently paying off a car loan and will have it completely paid off?in May of 2011, but my wife?will not wait that long before getting a new couch set. ?

Monthly net income: $ 4193.88

Monthly expenses: $
??Housing: $ 1100
??Insurance: $ 127
??Car expenses: $ 545
??Utilities: $ 70
??Phone, cable, internet: $ 180
??Food, entertainment: $ 600
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 975
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475967
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 22.37%	Starting monthly payment:	$366.56

Auction yield range:	10.79% - 18.00%	Estimated loss impact:	11.22%
Lender servicing fee:	1.00%	Estimated return:	6.78%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jul-1988	Debt/Income ratio:	31%
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 7	Length of status:	16y 3m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Scientist
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$16,867	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	93%
		Homeownership:	Yes
Screen name:	treasure-voltage	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
debt consolidation
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473910
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,100.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	12.65%	Starting borrower rate/APR:	13.65% / 15.80%	Starting monthly payment:	$173.44

Auction yield range:	5.79% - 12.65%	Estimated loss impact:	5.16%
Lender servicing fee:	1.00%	Estimated return:	7.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-1996	Debt/Income ratio:	31%
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	11y 4m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,089	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	40%
		Homeownership:	Yes
Screen name:	a-determined-liberty	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	740-759 (Latest)
Principal borrowed:	$3,200.00	< 31 days late:	0 ( 0% )	740-759 (Sep-2009)
Principal balance:	$2,324.65	31+ days late:	0 ( 0% )
Total payments billed:	11
Description
Creating Another Business
Purpose of loan:
This loan will be used to finance another business idea/business venture with my wife. It is a photography business focused on capturing the true personality/energy types of the clients. This loan will allow us to purchase electronic equipment needed to start up.

My financial situation:
I am a good candidate for this loan because we both have a steady job in addition to creating this business.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475276
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 31.75%	Starting monthly payment:	$40.16

Auction yield range:	10.79% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Mar-1986	Debt/Income ratio:	22%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	8y 2m
Amount delinquent:	$0	Total credit lines:	20	Stated income:	$50,000-$74,999
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$13,917
Delinquencies in last 7y:	0	Bankcard utilization:	94%
		Homeownership:	Yes
Screen name:	7and11is18	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	700-719 (Latest)
Principal borrowed:	$7,000.00	< 31 days late:	0 ( 0% )	680-699 (Apr-2008)
Principal balance:	$2,026.23	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
Tires for car and trip to Texas
Our financial situation:
We are good candidates for this loan because our existing Prosper loan payment record is perfect, and our net income has just increased substantially, now that my wife and I are both eligible for and receiving social security benefits. In addition to the net income stated below, we anticipate about $3500 to $4500 in business income for 2011, but we are not including this our stated income because it is necessarily unpredictable.

We will use this loan to get tires for our car and to go visit our grandchildren in Texas.

Monthly net income: $ 4214.92

Monthly expenses: $ 3200.00
Housing: $ 735.00 (taxes and house insurance included)
Insurance: $ 75.00 (car insurance)
Car expenses: $ 500 (includes car loan)
Utilities: $ 195.00
Phone, cable, internet: $ 250.00
Food, entertainment: $ 500.00
Clothing, household expenses $ 150.00
Credit cards and other loans: $ 595
Other expenses: $ 200 (miscellaneous)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475380
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	16.95%	Starting borrower rate/APR:	17.95% / 21.30%	Starting monthly payment:	$270.95

Auction yield range:	10.79% - 16.95%	Estimated loss impact:	11.19%
Lender servicing fee:	1.00%	Estimated return:	5.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-1991	Debt/Income ratio:	12%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	5	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 4	Length of status:	10y 0m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$33,129	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	96%
		Homeownership:	No
Screen name:	equitable-power6	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need help to get restarted!
Purpose of loan:
This loan will be used to? pay off a medical bill.

My financial situation:
I am a good candidate for this loan because I have a long credit history.? I just need temporary help to get back on my feet after a family medical issue.

Monthly net income: $ 4000????

Monthly expenses: $
??Housing: $ 2300
??Insurance: $?200
??Utilities: $ 140
??Phone, cable, internet: $ 25
??Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475518
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$336.52

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jan-2004	Debt/Income ratio:	24%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 12	Length of status:	0y 8m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,876	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	19%
		Homeownership:	Yes
Screen name:	cerebral-payout8	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory
Purpose of loan:
This loan will be used to gather inventory.

My financial situation:
I am a good candidate for this loan because?I have?good credit and I?either pay my bills?on-time.?

Monthly net income: $ 3,000.00

Monthly expenses: $ 550.00
??Housing: $?
??Insurance: $?
??Car expenses: $?
??Utilities: $?
??Phone, cable, internet: $
??Food, entertainment: $?
??Clothing, household expenses $
??Credit cards and other loans: $?
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475524
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 15.14%	Starting monthly payment:	$438.02

Auction yield range:	5.79% - 12.00%	Estimated loss impact:	6.15%
Lender servicing fee:	1.00%	Estimated return:	5.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-1987	Debt/Income ratio:	9%
Credit score:	800-819 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	5y 3m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$23,500	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	52%
		Homeownership:	Yes
Screen name:	investmentenstein7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My son's school & Home improvemant
Purpose of loan:
This loan will be used to help pay for my son's High School and home improvement.

My financial situation:
I am a good candidate for this loan because I have shown a long history of paying my debt on time?and AS AGREED!?Because of the fact I have a great job (law Enforcement) which I enjoy, I have been?paying off my debt at a faster pace. I also have three sons, my youngest is still in High School and I want him to have a good chance at succeeding in life; I?m committed to giving him the opportunity to prepare for his future (College preparatory High School). Along with my goal mentioned above, I would like to do some home improvements, ?all repairs will be completed by my sons and I. The most important thing in life is spending time with my sons. Thanks for your time!Monthly net income: $11,500.00

Monthly expenses: $
??Housing: $?2,600.00
??Insurance: $ 98.00
??Car expenses: $0
??Utilities: $ 250.00
??Phone, cable, internet: $ 300.00
??Food, entertainment: $450.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 500.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475570
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,495.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.3%

Starting lender yield:	6.85%	Starting borrower rate/APR:	7.85% / 8.19%	Starting monthly payment:	$78.01

Auction yield range:	2.79% - 6.85%	Estimated loss impact:	1.30%
Lender servicing fee:	1.00%	Estimated return:	5.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Jul-1998	Debt/Income ratio:	6%
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 6	Length of status:	3y 3m
Amount delinquent:	$0	Total credit lines:	29	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$39,814	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	31%
		Homeownership:	No
Screen name:	NekHoldings	Borrower's state:	NewYork	Borrower's group:	LendersClub
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	14 ( 100% )	740-759 (Latest)
Principal borrowed:	$2,680.00	< 31 days late:	0 ( 0% )	740-759 (Feb-2010) 700-719 (Dec-2009) 740-759 (Sep-2008)
Principal balance:	$1,213.22	31+ days late:	0 ( 0% )
Total payments billed:	14
Description
Third Prosper Loan: Score 10/10
Purpose of loan:

The purpose of this loan is for me to reinvest back in Prosper.

My financial situation:

I am a good candidate because I am a professional investor who is?well educated and? has a full-time?job that pays over $100K a year and real estate investment that grosses over $100K and is valued over $2 Million.I have a high bank card utilization because I was able to get a cash advance on my credit card @?3.95% for the life of the loan which I used as a down payment to acquire another property.

In summary, I am looking for this loan not because I actually need the?money but because I want to reinvest back in Prosper.?In the last couple of years I have funded over 100 loans.

I have a borrowing track record with Prosper since this will be my third loan and I have never been late.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475646
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$160.63

Auction yield range:	10.79% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-1989	Debt/Income ratio:	10%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 5	Length of status:	18y 7m
Amount delinquent:	$0	Total credit lines:	36	Occupation:	Analyst
Public records last 12m / 10y:	1/ 4	Revolving credit balance:	$7,639	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	17	Bankcard utilization:	60%
		Homeownership:	Yes
Screen name:	m2f2	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	30 ( 97% )	660-679 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	1 ( 3% )	560-579 (Jan-2008) 540-559 (Nov-2007)
Principal balance:	$344.61	31+ days late:	0 ( 0% )
Total payments billed:	31
Description
Home Improvement to Sell House
Purpose of loan:
This loan will be used?for?a new kitchen, back porch?and bathroom floors so I can sell my house in 2011.?

My financial situation:
I am an excellent?candidate for this loan because I have long-term employment.? I have been with my current company for 18 years and 7 months.?I am an analyst and executive assistant with a major computer research company.

I've owned my house for 14+ years.?

I have an excellent history with Prosper.com.? I was late for one payment because?I took myself off automatic payment for one month.? I was going to switch bank accounts and I ended up changing my mind?so I?made a manual payment?at the last minute?and it did not process in time.? When you make a manual payment with Prosper.com, you have to allow 2 days?for the payment to post and I did not allow enough time.? I am back on automatic payment!

I filed for bankruptcy in October 2005.? My bankruptcy?was fully discharged in July 2007. All liens are paid.? My credit score keeps improving and?I expect to be in the 700's in 2011.
Monthly net income: $3,600 - $3,900 (varies on my part-time job income)?

Monthly expenses: $
??Housing: $1,048
??Car Insurance: $45
??Car expenses: $125
??Utilities: $175
??Phone, cable, internet: $110
??Food, entertainment: $400?
??Clothing, household expenses $200?
??Credit cards and other loans: $438
??Other expenses: $200 (dogs, emergency fund)
? Prosper.com loan: $72.06
? IRS: $324

I tore out my kitchen floor several months ago.? My back porch and bathroom floors need replacing too.? Estimates are coming in around $4,000? $4,500. I will be happy to provide pictures of all the floors.

I am a graduate of Purdue University.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475668
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	16.79%	Starting borrower rate/APR:	17.79% / 21.14%	Starting monthly payment:	$270.35

Auction yield range:	16.79% - 16.79%	Estimated loss impact:	37.52%
Lender servicing fee:	1.00%	Estimated return:	-20.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Feb-1991	Debt/Income ratio:	27%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 13	Length of status:	18y 3m
Amount delinquent:	$0	Total credit lines:	48	Occupation:	Military Officer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,160	Stated income:	$100,000+
Delinquencies in last 7y:	1	Bankcard utilization:	95%
		Homeownership:	Yes
Screen name:	blazing-integrity3	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buy car for teen to lower insurance
Purpose of loan:
This loan will be used to buy a used car for our oldest of four children.?She is already starting college at 16 through a special program in our state. She is currently driving my car while I am deployed to Afghanistan. Our insurance rates tripled when she got her license in May 2010. We were told if we bought a used?car for our family our rates would go down significantly.

My financial situation:
I am a good candidate for this loan because I have a guaranteed income. My 18 plus years of service show how I follow through with my commitments as I would with any loan from this community.

I do have a high debt to income ratio . This is due in part to carrying over debt from my enlisted time in the service along with debt acquired while out of the service attending college. As much as we have enjoyed the military life, having a large family and moving often has added to our debt in small ways that have added up over time.

I will update this listing soon with more detailed information.

In the mean time please feel free to ask any additional questions.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475674
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 28.50%	Starting monthly payment:	$198.80

Auction yield range:	16.79% - 24.00%	Estimated loss impact:	19.68%
Lender servicing fee:	1.00%	Estimated return:	4.32%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Apr-1989	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	7y 8m
Amount delinquent:	$0	Total credit lines:	18	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,515
Delinquencies in last 7y:	0	Bankcard utilization:	101%
		Homeownership:	No
Screen name:	silver-pumpkin	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	700-719 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	700-719 (Sep-2009) 700-719 (Jul-2009)
Principal balance:	$1,810.68	31+ days late:	0 ( 0% )
Total payments billed:	11
Description
Middle Class Family Help
Purpose of loan:
This loan will be used to clean up, clean out (dumpsters)?basement/attic,make room for storage, and Grandma (moving in). Make some insullation improvemets.

My financial situation:
I am a good candidate for this loan because hubbys been a civil servant for over 22 years, steady, secure job. We own are own home. Great record on Prosper.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475682
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$180.94

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Apr-1995	Debt/Income ratio:	54%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	13y 6m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$44,141	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	Yes
Screen name:	powerful-rate9	Borrower's state:	Washington	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	4 ( 100% )	660-679 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	700-719 (Oct-2009)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	4
Description
Consolidate Debt and Improve Credit
This loan will be used to pay down?some of my credit card debt and help improve my credit score.

My DTI is high because I have listed only my net income.? I have listed additional?income from my spouse and contract work below.? I have only had 2 late payments on my credit or household bills in 20 years, which happened at the end of last year due to an illness.This is the reason for the drop in my credit score from last year, but I am working very hard to bring that score back up.

I had a prior loan via Prosper that was funded last October, in which I made every payment on time and was able to pay off early due to my contract work.

Monthly Financial Details:
My Net Income: $3,100
Spouse's Net Income: $2,000
Contract work: $400
Total monthly family Net Income: $5,500

Mortgage/HELOC: $1,480 / $405
Phone, Cable, Internet: $220
Gas & Electricity: $145
Water & Garbage: $40
Car Operating Expenses: $200
Food: $350
Insurance: $172
Credit cards and loans: $1,450
-----------------------
Total Monthly Expenses : $4,462
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475686
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 33.61%	Starting monthly payment:	$424.52

Auction yield range:	10.79% - 29.00%	Estimated loss impact:	11.53%
Lender servicing fee:	1.00%	Estimated return:	17.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Sep-1999	Debt/Income ratio:	44%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 11	Length of status:	0y 6m
Amount delinquent:	$0	Total credit lines:	42	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$20,149	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	51%
		Homeownership:	No
Screen name:	samurai583	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off My Credit Cards
Purpose of loan:
This loan will be used to consolidate my credit card debt to one monthly payment.? I am also looking to buy a home and would really enjoy the credit score increase into the 750's from the lower 700's.

My financial situation:
I am a good candidate for this loan because I always pay my bills on time and my credit score is good.? I DO NOT MISS payments and that is why my credit score is above 700.? In my profession in law enforcement, you work with integrity.? That is how I live my life.? This is my second posting and would appreciate the funding.? I want this monkey off my back and need to get it down to 1 payment per month and not 5.? Thanks.

Monthly net income: $ 3700

Monthly expenses: $ 2280
??Housing: $ 0????
??Insurance: $ 150
??Car expenses: $ 350
??Utilities: $ 350
??Phone, cable, internet: $ 180
??Food, entertainment: $ 250
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 700
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475692
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,100.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 40.07%	Starting monthly payment:	$49.36

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Nov-1976	Debt/Income ratio:	2%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 2	Length of status:	0y 6m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$858	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Bankcard utilization:	95%
		Homeownership:	No
Screen name:	thoughtful-integrity2	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Family emergency temporary loan
Purpose of loan:
This loan will be used to pay some expenses occurred during a recent family emergency during which I had to take unpaid leave time.

My financial situation:
I am a good candidate for this loan because I am steadily employed and have actually just taken a part-time job in addition to my full-time employment.

Monthly net income: $ 3240

Monthly expenses: $
??Housing: $ 1050
??Insurance: $ 160
??Car expenses: $ 120
??Utilities: $ 100
??Phone, cable, internet: $ 300
??Food, entertainment: $ 450
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 120
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475698
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.3%

Starting lender yield:	7.50%	Starting borrower rate/APR:	8.50% / 8.84%	Starting monthly payment:	$473.51

Auction yield range:	2.79% - 7.50%	Estimated loss impact:	1.30%
Lender servicing fee:	1.00%	Estimated return:	6.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Feb-1990	Debt/Income ratio:	8%
Credit score:	860-879 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 2	Length of status:	4y 0m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,907	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	12%
		Homeownership:	Yes
Screen name:	AlanGreenspan	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	6 ( 100% )	860-879 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	760-779 (Feb-2008) 780-799 (May-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
Credit Consolidation, pay them off
Purpose of loan:
I am consolidating debt into one payment

My financial situation:
I am a good candidate for this loan because I have the cash to pay this loan off now;?However, I would rather hold onto my cash as an extra large emergency fund because my wife and I are expecting?our first child in six months. I borrowed money from Prosper years ago and paid it off as promised. I take my financial commitments seriously.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475710
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jan-1982	Debt/Income ratio:	29%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	32y 4m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$78,836	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	94%
		Homeownership:	Yes
Screen name:	power-pilot1	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Expansion and Operating Capital
Purpose of loan:
This loan will be used to pay for advertising and equipment to expand the business.

My financial situation:
I am a good candidate for this loan because I have a solid business plan.? I have excellent credit.? I have a perfect repayment history.? I have worked for the same company for 32 years.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475728
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	12.65%	Starting borrower rate/APR:	13.65% / 15.80%	Starting monthly payment:	$255.06

Auction yield range:	5.79% - 12.65%	Estimated loss impact:	5.16%
Lender servicing fee:	1.00%	Estimated return:	7.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jun-1997	Debt/Income ratio:	52%
Credit score:	800-819 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 10	Length of status:	9y 7m
Amount delinquent:	$0	Total credit lines:	43	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,965	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	17%
		Homeownership:	Yes
Screen name:	celi8071	Borrower's state:	Delaware	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	58 ( 100% )	800-819 (Latest)
Principal borrowed:	$15,000.00	< 31 days late:	0 ( 0% )	740-759 (Jul-2008) 780-799 (Nov-2007)
Principal balance:	$1,661.88	31+ days late:	0 ( 0% )
Total payments billed:	58
Description
Credit Card Consolidation
Hi I am looking for a credit card consolidation loan. I am a returning prosper borrower that has never missed a payment. I have excellent credit and would never do anything to change that. Looking to get rid of credit card debt once and for all. Between my wife and I our income is around 4500.00 per month and can more than meet the obligations of this loan. Thanks for your consideration!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475746
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	14.15%	Starting borrower rate/APR:	15.15% / 17.32%	Starting monthly payment:	$521.08

Auction yield range:	5.79% - 14.15%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-1998	Debt/Income ratio:	44%
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 6	Length of status:	1y 4m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,838	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	6%
		Homeownership:	Yes
Screen name:	merciful-p2p2	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
debt consolidation
Purpose of loan:
This loan will be used to? consolidate debt

My financial situation:
I am a good candidate for this loan because? I pay my bills

Monthly net income: $ 2044.80

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 330.00
??Other expenses: $ 190.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475748
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.6%

Starting lender yield:	6.00%	Starting borrower rate/APR:	7.00% / 7.34%	Starting monthly payment:	$617.54

Auction yield range:	2.79% - 6.00%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	4.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Dec-1984	Debt/Income ratio:	14%
Credit score:	860-879 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	13y 0m
Amount delinquent:	$0	Total credit lines:	38	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$26,340	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	16%
		Homeownership:	Yes
Screen name:	balance-cypress3	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Loan
The purpose of this loan is for a 12 month bridge loan to?participate in a real estate opportunity.

I am a good candidate for this loan because of? I have 25? years of experience in business and real estate with a strong credit history.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475760
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$21,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.6%

Starting lender yield:	7.25%	Starting borrower rate/APR:	8.25% / 8.59%	Starting monthly payment:	$660.49

Auction yield range:	2.79% - 7.25%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	5.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Jun-1996	Debt/Income ratio:	13%
Credit score:	820-839 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	18 / 17	Length of status:	19y 2m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$34,483	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	29%
		Homeownership:	Yes
Screen name:	jhb31554	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Debt Consolidation
Purpose of loan:
This loan will be used to pay?off two business credit card loans that were used to purchase equipments for my business.

My financial situation:
I am a good candidate for this loan because I have excellent credit ratings, and carry no other Credit Card Debt.
Thank you
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475768
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.7%

Starting lender yield:	22.65%	Starting borrower rate/APR:	23.65% / 27.12%	Starting monthly payment:	$585.74

Auction yield range:	7.79% - 22.65%	Estimated loss impact:	9.24%
Lender servicing fee:	1.00%	Estimated return:	13.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-1999	Debt/Income ratio:	33%
Credit score:	780-799 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	8y 0m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$34,381	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	73%
		Homeownership:	Yes
Screen name:	smart-worth2	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Start Up Business
Purpose of loan:
Start a Business?

My financial situation:
I am a good candidate for this loan because the loan will help to start a family business and will?put my wife to work bringing in more household?income. I always pay my bills on time.

Monthly net income: $ 5,333.00

Monthly expenses: $
??Housing: $ 1750
??Insurance: $ 100
??Car expenses: $ 200
??Utilities: $ 200
??Phone, cable, internet: $120?
? Food, entertainment: $400
??Clothing, household expenses $
??Credit cards and other loans: $?300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475774
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 18.29%	Starting monthly payment:	$329.32

Auction yield range:	10.79% - 14.00%	Estimated loss impact:	11.11%
Lender servicing fee:	1.00%	Estimated return:	2.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Mar-1969	Debt/Income ratio:	Not calculated
Credit score:	760-779 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	6 / 2	Length of status:	30y 3m
Amount delinquent:	$0	Total credit lines:	26	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	the-funds-promiser	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help grandson with college expenses
Purpose of loan:
This loan will be used to help my grandson with college expenses.? He is presently attending school out of state and his family is struggling to stay on top of all the "unexpected" expenses that have come up, housing, transportation, etc.

My financial situation:
I am a good candidate for this loan because although I am on a fixed income, I am living with my son who pretty much take care of all my immediate needs.?

Monthly net income: $ 1800.00

Monthly expenses: $ 800

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475780
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$281.10

Auction yield range:	10.79% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-2007	Debt/Income ratio:	28%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	2y 3m
Amount delinquent:	$0	Total credit lines:	6	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,128	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	38%
		Homeownership:	No
Screen name:	beeker544	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	700-719 (Latest)
Principal borrowed:	$7,000.00	< 31 days late:	0 ( 0% )	680-699 (May-2008)
Principal balance:	$2,024.70	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
Debt consolidation and my degree
Purpose of loan:
Im working and going to school. I would like to use this loan to pay off my first loan, consolidate my debt, and also finish up school.

My financial situation:
I work hard, and go to school, just trying to finish to set up my life. I always pay every single bill and do not have any delinquent accounts.

Monthly net income: $2500

Monthly expenses: $
??Housing: $400 ??
??Insurance: $ 90 ???? ????
??Car expenses: $
??Utilities: $ 150
??Phone, cable, internet: $
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 340
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475786
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$134.61

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1993	Debt/Income ratio:	33%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	4	Current / open credit lines:	15 / 14	Length of status:	12y 5m
Amount delinquent:	$1,201	Total credit lines:	64	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$19,570	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	65%
		Homeownership:	Yes
Screen name:	blazing-credit2	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off debt
Purpose of loan:
This loan will be used to? pay bills to get current.? At this time with the unexpected increasse in my mortgage my bills fell behind.

My financial situation:
I am a good candidate for this loan because??I just paid off two other debts but had to rearrange my bills due to an increase in my escrow,? with this loan I will be back?on track and able to make the montly payment since it is less than the bills that?I just paid off. Plus an additional bill will be paid off in 9 months.

Monthly net income: $ 5,400

Monthly expenses: $
??Housing: $ 2100
??Insurance: $ 120
??Car expenses: $ 200
??Utilities: $?300
??Phone, cable, internet: $ 190
??Food, entertainment: $?500
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 1300
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475808
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.6%

Starting lender yield:	8.00%	Starting borrower rate/APR:	9.00% / 9.34%	Starting monthly payment:	$635.99

Auction yield range:	2.79% - 8.00%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	6.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	May-1986	Debt/Income ratio:	22%
Credit score:	820-839 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	3 / 2	Length of status:	14y 1m
Amount delinquent:	$0	Total credit lines:	14	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,505
Delinquencies in last 7y:	0	Bankcard utilization:	3%
		Homeownership:	No
Screen name:	famous-dedication9	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
.Business Expansion
Purpose of loan:
This loan will be used to expand a current business that I am in with my children.? In November of 2009 I went into business with my 5 children.? This shop is a consignment, buy sell trade store, involving heavily in tools and electroinics.? We found we were very successful and there was an need for a services and product lines.? When we had started our business we had only taken a 6 month lease on a small area to test the waters.? We found that we had outgrown our location very quickly.? By the end of 3 months we had 184 consignors and clients.? So we had to go looking for a larger space.? In that we found a 9000 sq foot building at a resonable rate.? So in June of 2010 we venture into a new lease.? Now this building is in a historic part of our town that is on the map for antique dealers and crafters.? This building required a lot of work to be transferred from warehouse to retail by the landlords they are now almost done and we are ready to run.?

Our business model in this location is as followed:

We are keeping our consignment, buy, sell, trade store. And expanding we have purchased a local well known coffee shop and placing it within our building and on the upper part of our 9000 sq foot building we are leasing spots to vendors such as artist, antique dealers, crafters, and home supply goods.? We have 35 spots available for rent of which commitment from?22 already leased when we are ready to open the doors. Covering our immediate overhead and this payment.

Because the owners took so long to transfer from warehouse to retail we have used alot of our liquid cash and we have gone to the bank for a loan however the require we have been in business for 2 years.? So that has brought me to prosper.? I am Relisting this we were 97 % funded so I changed my rate and the amount hoping that people may want to invest.? We will be openned on October 1st and I now have 22 Vendors signed up.?

My financial situation:
I am a good candidate for this loan because I pay my bills on time and I have enough in savings to pay this loan in full. I have already invest $75K of my own money. And will invest the rest if needed but I would like to establish a loan profile somewhere.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475816
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	12.65%	Starting borrower rate/APR:	13.65% / 15.80%	Starting monthly payment:	$476.11

Auction yield range:	5.79% - 12.65%	Estimated loss impact:	5.16%
Lender servicing fee:	1.00%	Estimated return:	7.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	May-1993	Debt/Income ratio:	25%
Credit score:	740-759 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	0y 6m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$23,755	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	29%
		Homeownership:	No
Screen name:	GoalAceCredit	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	21 ( 100% )	740-759 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	640-659 (Apr-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	21
Description
RELIST: CC Consolidation!!
Purpose of loan:
This loan will be used to consolidate my high interest credit card debts and be debt free more efficiently.

My financial situation:
I am a good candidate for this loan because I have a good standing record of making payments on time. And I earn enough to make more than minimum on the loan payments. I currently pay higher amount each month to my credit card companies than what Prosper is quoting me as monthly payments.

Monthly net income: $3,770

Monthly expenses: $3,750
??Housing: $1,090
??Insurance: Around $200
??Car expenses: $500 ($340 for car payment + ~$160 for gas)
??Utilities: None
??Phone, cable, internet: Around $100.00
??Food, entertainment: Around $400
??Clothing, household expenses: Varies between $0 - $200
??Credit cards and other loans: Around $1,000
??Other expenses: CD $180; Academic loan $80

My credit balance has increased since last time mainly due to 3 major moves I had in the past 3 years. I can provide more information if desired.

Loan from Prosper will be used to pay for the following credit cards:
Chase Visa - $4372.54 @ 18.24%
Chase Visa - $1220.45 @ 29.99%
Chase MC - $10,000.00 @ 15.24%
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475820
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$143.83

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jan-2001	Debt/Income ratio:	3%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	0y 6m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$24	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	6	Bankcard utilization:	1%
		Homeownership:	No
Screen name:	diplomatic-point1	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding Expense
Purpose of loan:
This loan will be used to cover expenses related to my wedding.

My financial situation:
I am a good candidate for this loan because I have stable career with little or no debts. I can therefore repay this loan under the terms proposed by or before the term limits.

Monthly net income: $5,000????????

Monthly expenses: $1,500
??Housing: $
??Insurance: $?100??
? Car expenses: $ 200?
??Utilities: $ 300
??Phone, cable, internet: $ 200
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 100
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475822
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 12.11%	Starting monthly payment:	$96.80

Auction yield range:	5.79% - 9.00%	Estimated loss impact:	6.09%
Lender servicing fee:	1.00%	Estimated return:	2.91%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Apr-2006	Debt/Income ratio:	13%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	0y 3m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,956	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	65%
		Homeownership:	Yes
Screen name:	WKU-ALUM	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Refinancing Credit Card Debt
Purpose of loan:
This loan will be used to consolidate debt on my credit cards at a lower interest rate.

My financial situation:
I am a good candidate for this loan because I have a steady job with almost $50k in yearly income. I hold a bachelor's degree in financial management and always pay my bills on time.

Monthly net income: $ 3,000

Monthly expenses: $?1,600

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475832
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$248.80

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Dec-1998	Debt/Income ratio:	Not calculated
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	16y 3m
Amount delinquent:	$0	Total credit lines:	6	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$416	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Bankcard utilization:	52%
		Homeownership:	No
Screen name:	kindness-forte8	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
trying to help my sons debt
Purpose of loan:
This loan will be used to? helping with my sons debt I had to redu the loan because I didn't have w2 for o9 even with my tax return I went form a d to hr becuse they won't accept tax return without w2 still trying am a good prospect over 730 credit score

My financial situation:
I am a good candidate for this loan because?in the?last few years I have never been late on a bill and I have? a credit score of over 730?
I am also paying back?his debt and helping my son so he can start fresh.
Monthly net income: $ 6110

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 150
??Car expenses: $ 400
??Utilities: $ 200
??Phone, cable, internet: $?200??Food, entertainment: $ 280
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 200
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475834
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 23.78%	Starting monthly payment:	$55.75

Auction yield range:	10.79% - 19.00%	Estimated loss impact:	11.25%
Lender servicing fee:	1.00%	Estimated return:	7.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Oct-1991	Debt/Income ratio:	2%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	4	Current / open credit lines:	2 / 2	Length of status:	3y 6m
Amount delinquent:	$2,935	Total credit lines:	33	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	99	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	self-reliant-transparency2	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying medical bills and house bill
Purpose of loan:
This loan will be used to? pay medical bills and house bills

My financial situation:
I am a good candidate for this loan because? i have steady income and?will repay the loan?

Monthly net income: $ 2800

Monthly expenses: $
??Housing: $ 1200????????
??Insurance: $ included
??Car expenses: $ company car 0
??Utilities: $ 250
??Phone, cable, internet: $ 60
??Food, entertainment: $ 250
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 300
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475838
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	32.00%	Starting borrower rate/APR:	33.00% / 36.68%	Starting monthly payment:	$330.83

Auction yield range:	13.79% - 32.00%	Estimated loss impact:	15.67%
Lender servicing fee:	1.00%	Estimated return:	16.33%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Apr-1990	Debt/Income ratio:	20%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	1y 10m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$4,780	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	7	Bankcard utilization:	97%
		Homeownership:	No
Screen name:	bold-riveting-truth	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off my credit cards
Purpose of loan:
This loan will be used to pay off credit cards. I'm looking forward to paying off the balances all at once, rather than paying the high interest for many years. This loan payment will be about the same amount I'm currently paying just to satisfy the minimum monthly payments on my credit cards.

My financial situation:
About 5 years ago, my job was eliminated. This resulted in us burning through our savings while I searched for employment. The delinquencies listed in my profile are an unfortunate consequence of those circumstances.
I now have a great steady job and have not had any late payments or other negative credit events since this happened.

Now that my youngest child is in school, my wife will soon begin working again to provide income in addition to my $66k annual salary. She has stayed home with the kids for the last 9 years.

Thank you so much for considering this loan.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475844
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$246.78

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Aug-1998	Debt/Income ratio:	27%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 9	Length of status:	16y 2m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$45,204	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	Yes
Screen name:	bold-fund-tempo	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
consolidate
Purpose of loan:
This loan will be used to?
Consolidate debt
My financial situation:
I am a good candidate for this loan because?
I am never late on any pyments
Monthly net income: $ $11,000
Monthly expenses: $
??Housing: $ 2700
??Insurance: $ 90
??Car expenses: $ 0
??Utilities: $ 450
??Phone, cable, internet: $ 200
??Food, entertainment: $ 1600
??Clothing, household expenses $ 400
??Credit cards and other loans: $ 1200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475850
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.6%

Starting lender yield:	7.25%	Starting borrower rate/APR:	8.25% / 8.59%	Starting monthly payment:	$94.36

Auction yield range:	2.79% - 7.25%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	5.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Jun-2003	Debt/Income ratio:	3%
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	3y 0m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Architect
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$616	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	5%
		Homeownership:	No
Screen name:	calm-diversification	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards...
Purpose of loan:
This loan will be used to pay off my credit card...

I am a good candidate for this loan because I always paid my debt on time...

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475852
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Aug-1997	Debt/Income ratio:	19%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	3y 1m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$138	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	27%
		Homeownership:	No
Screen name:	fairness-wheel	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory for the Holiday Season
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475856
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	14.15%	Starting borrower rate/APR:	15.15% / 17.32%	Starting monthly payment:	$521.08

Auction yield range:	5.79% - 14.15%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jun-1981	Debt/Income ratio:	17%
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	12y 1m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Professor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$29,435	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	75%
		Homeownership:	Yes
Screen name:	first-unequivocal-transparency	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Legal Fees/Custody Battle
I am the father of a beautiful 5 year old girl, and am currently in a custody battle with her mother. This loan will be used to cover unexpected legal fees stemming from my divorce and custody dispute. I am gainfully employed as a tenured professor at a major university, am in no danger of being unemployed, have never missed a monthly payment on anything in my life, and am fully capable of paying off this loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475922
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$164.38

Auction yield range:	13.79% - 26.50%	Estimated loss impact:	15.41%
Lender servicing fee:	1.00%	Estimated return:	11.09%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Oct-1989	Debt/Income ratio:	20%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	18 / 12	Length of status:	4y 4m
Amount delinquent:	$44	Total credit lines:	36	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,578	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	48	Bankcard utilization:	29%
		Homeownership:	No
Screen name:	watcher3	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Serious about Debt Elimination!!
Purpose of loan:
This loan will be used to pay off several high interest credit card bills.
This will help get my debts reduced and improve cash flow and my credit score.? This loan was funded on Prosper just a week ago, however there was a data error on my Prosper account that needed to be corrected.? I have corrected and relisted this loan.? If you funded before, please fund again!!
My financial situation:
I am a good candidate for this loan because I always pay my bills on time.? The payments on this loan will be much less than the monthly payments I am now making.???I have decided to become more aggressive on debt elimination and this loan will greatly help.? ?I anticipate repaying this loan in full within the next six months if not sooner. Just prior to starting my current job, about 4 yrs ago, I was unemployed for 5 months due to company shut down.? That is where my delinquincies in the past 7 years comes from.? I am not now delinquent on any bills.? For some reason, Prosper is showing that I do not own my home.? I purchased my home 18 years ago and I am still living in it.? I believe that the Prosper rating may not be as high as it should be because of this misinformation.?

Monthly net income: $ 7,633

Monthly expenses: $
??Housing: $ 1,450
??Insurance: $?150
??Car expenses: $ 600
??Utilities: $?250
??Phone, cable, internet: $ 200
??Food, entertainment: $ 700
??Clothing, household expenses $ 700
??Credit cards and other loans: $?1300
??Other expenses: $ 700
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475928
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$308.20

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jun-1986	Debt/Income ratio:	30%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	15 / 13	Length of status:	8y 3m
Amount delinquent:	$0	Total credit lines:	41	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,564
Delinquencies in last 7y:	0	Bankcard utilization:	64%
		Homeownership:	Yes
Screen name:	resolute-bid4	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need a privacy fence
Purpose of loan:
This loan will be used to build a privacy fence around my 2 acre yard.

My financial situation:
I am a good candidate for this loan because I pay my bills on time and have no delinquent accounts on my credit report.

Monthly net income: $ 2500

Monthly expenses: $ 1471 total
??Housing: $ 677
??Insurance: $ 105
??Car expenses: $ 0; I own my vehicle.
??Utilities: $ 150
??Phone, cable, internet: $ 89
??Food, entertainment: $ 100
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 300

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475940
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$143.83

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Apr-1979	Debt/Income ratio:	32%
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 13	Length of status:	15y 7m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$22,078	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	67%
		Homeownership:	Yes
Screen name:	trade-volcano	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Payoff High Interest Card

Relisting from a couple of days ago.? Not needing to borrow as much as I origionally needed! Yeah for me!

Purpose of loan:
This loan will be used to? Pay off high interest card

My financial situation:
I am a good candidate for this loan because? I have been a successful employee of the same?company for 15 years. I am honest, loyal and trustworthy.

Yes,?I have a large amount of revolving credit but?I have never missed a payment, been late or paid less than minimum.
I have made?many frugal choices in the last couple of months to enable myself to pay more on my debt's as?it is my wish to be debt free. I even mow as many yards as?I can at age 50 and have a Holiday job lined up?to provide extra money to apply towards debt, which makes me around 200.00 more each month (just the mowing)?which is not documented below. I am not sure yet on the Holiday job but I plan to work as many hours as they will let me.??Just when?I am feeling more secure about my recent changes in living and spending habits one of my creditors decides to?close my account?raise the interest rate.?They say I am High Risk since I have balances on other cards above what they like to see. ?I guess it doesn't matter?I have never missed or been late on a payment to them or anyone else.? I ALWAYS pay my bills on time!? I have a plan in place to be debt free in 3 years which this unnamed Creditor has destroyed.? I feel like?I am running backwards.

Please help me fund this loan so?I can pay this debt off.? No worries about the payment as it will be the same as it is to them and?I have never missed a beat.

I promise you won't be sorry.

Monthly net income: $ 2100.00

Monthly expenses: $
??Housing: $ 616.21
??Insurance: $ 19.00 (auto)
??Car expenses: $?40 (gas only, car is paid off)
??Utilities: $ 120.00
??Phone, cable, internet: $?30.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 75.00
??Credit cards and other loans: $ 800.00
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475952
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	May-1997	Debt/Income ratio:	30%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	6	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	9 / 9	Length of status:	2y 6m
Amount delinquent:	$7,396	Total credit lines:	42	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,868	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	5	Bankcard utilization:	38%
		Homeownership:	No
Screen name:	commerce-palmetto	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my current credit cards
Purpose of loan:
This loan will be used to? pay off credit cards

My financial situation:
I am a good candidate for this loan because? i have a full time permanent job, the only negatice item is a home that had to be forclosed due to a divorce. I can make the payment automatically. I have a cash call and a quick click with payments of a $554.00. This loan would greatly reduce my monthly payments. Thank you

Monthly net income: $ 5062.00

Monthly expenses: $
??Housing: $ 450.00
??Insurance: $ 113
??Car expenses: $ 460
??Utilities: $ 100
??Phone, cable, internet: $ 130
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 979.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475958
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%

Starting lender yield:	9.50%	Starting borrower rate/APR:	10.50% / 12.61%	Starting monthly payment:	$227.52

Auction yield range:	3.79% - 9.50%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	5.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Nov-1989	Debt/Income ratio:	14%
Credit score:	840-859 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 15	Length of status:	16y 8m
Amount delinquent:	$0	Total credit lines:	38	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$15,510	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	16%
		Homeownership:	Yes
Screen name:	dsnybnd	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reducing Interest Rate
Purpose of loan:
This is?actually a business loan.? I have a credit card, used for a?small motel business, that we nearly maxed out in 2009 when replacing a building (there are 3 on site, this was the third building).? The card?balance is down to $13,981 and we plan to pay off about 50% of that with another card.? I am hoping to reduce the rate from 14.9%.

My financial situation:
THis is a great loan for you as the business will be paying the loan down, but I am the guarantor.? I have been a lender on Prosper, but don't have the $13,000 to pay this off.? But, because this is a card in my name, if the business fails (unlikely as this will probably be?the first?year of positive cashflow since we opened in November, 2006 and the bills have always been paid already), I am personally responsible for the loan.? I had a better credit rating, but believe it has been hit by the recent refinance of a rental (payments were decreased $525 per month and I had no late payments on my record) and I applied for the credit card that will pay the other half of this balance (at 1.99%).
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475976
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$113.09

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Nov-1994	Debt/Income ratio:	29%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	20 / 14	Length of status:	19y 10m
Amount delinquent:	$0	Total credit lines:	44	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,180	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	86%
		Homeownership:	No
Screen name:	gatormom	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	36 ( 100% )	660-679 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	660-679 (Oct-2009) 640-659 (Jun-2008)
Principal balance:	$1,121.36	31+ days late:	0 ( 0% )
Total payments billed:	36
Description
Continue to pay down credit cardd d
Purpose of loan:
This loan will be used to continue to pay credit cards of.????

My financial situation:
I am a good candidate for this loan because history with Prosper shows that I am good for paying off this loan.

Monthly net income:????????????????????????????????????????????????????????????????????????????????????????????????????????????

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.